UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 7, 2006 (November 7, 2006)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 7, 2006, Introgen Therapeutics, Inc. (the “Company”) entered into a Placement Agent Agreement with Mulier Capital Limited in connection with the registered direct offering of up to 1,326,086 shares of the Company’s common stock (the “Shares”). The sale of the Shares is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-107799), as amended, which was declared effective by the Securities and Exchange Commission on August 25, 2003 (the “Shelf Registration Statement”).
     The Placement Agent Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein and incorporated by reference into the Shelf Registration Statement. The related opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is being filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein and incorporated by reference into the Shelf Registration Statement.
     On November 7, 2006, the Company issued a press release announcing the sale and issuance of the Shares to a certain investor at a purchase price of $4.60 per Share, resulting in gross proceeds to the Company of $6,099,995.60. The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein and incorporated by reference into the shelf registration statement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated November 7, 2006.
10.1	Placement Agent Agreement dated November 7, 2006.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1.
99.1	Press Release dated November 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: November 7, 2006

EXHIBIT INDEX

Exhibit No.	Description
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated November 7, 2006.
10.1	Placement Agent Agreement dated November 7, 2006.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1.
99.1	Press Release dated November 7, 2006.